1st Quarter 2023 Earnings Release Presentation May 4, 2023

2 Available Information On May 4, 2023, Consolidated Edison, Inc. issued a press release reporting its first quarter 2023 earnings and filed with the Securities and Exchange Commission the company’s first quarter 2023 Form 10-Q. This presentation should be read together with, and is qualified in its entirety by reference to, the earnings press release and the Form 10-Q. Copies of the earnings press release and the Form 10-Q are available at: www.conedison.com/en/. (Select “For Investors” and then select “Press Releases” and “SEC Filings,” respectively.) Forward-Looking Statements This presentation contains forward-looking statements that are intended to qualify for the safe-harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements of future expectations and not facts. Words such as “forecasts,” “expects,” “estimates,” “anticipates,” “intends,” “believes,” “plans,” “will,” “target,” “guidance,” “potential,” “consider” and similar expressions identify forward-looking statements. The forward-looking statements reflect information available and assumptions at the time the statements are made, and accordingly speak only as of that time. Actual results or developments might differ materially from those included in the forward-looking statements because of various factors such as those identified in reports Con Edison has filed with the Securities and Exchange Commission, including, but not limited to, the sale of the Clean Energy Businesses. Con Edison's subsidiaries are extensively regulated and are subject to substantial penalties; its utility subsidiaries' rate plans may not provide a reasonable return; it may be adversely affected by changes to the utility subsidiaries' rate plans; the failure of, or damage to, its subsidiaries' facilities could adversely affect it; a cyber-attack could adversely affect it; the failure of processes and systems and the performance and failure to retain and attract employees and contractors could adversely affect it; it is exposed to risks from the environmental consequences of its subsidiaries' operations, including increased costs related to climate change; its ability to pay dividends or interest depends on dividends from its subsidiaries; changes to tax laws could adversely affect it; it requires access to capital markets to satisfy funding requirements; a disruption in the wholesale energy markets, increased commodity costs or failure by an energy supplier or customer could adversely affect it; it may have substantial unfunded pension and other postretirement benefit liabilities; it faces risks related to health epidemics and other outbreaks, including the COVID-19 pandemic; its strategies may not be effective to address changes in the external business environment; it faces risks related to supply chain disruptions and inflation; and it also faces other risks that are beyond its control. Con Edison assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Non-GAAP Financial Measures This presentation also contains financial measures, adjusted earnings and adjusted earnings per share (adjusted EPS), that are not determined in accordance with generally accepted accounting principles in the United States of America (GAAP). These non-GAAP financial measures should not be considered as an alternative to net income for common stock or net income per share, respectively, each of which is an indicator of financial performance determined in accordance with GAAP. Adjusted earnings and adjusted earnings per share exclude from net income for common stock and net income per share, respectively, certain items that Con Edison does not consider indicative of its ongoing financial performance such as the gain and other impacts related to the sale of the Clean Energy Businesses, the impairment loss related to Con Edison's investment in Mountain Valley Pipeline, the effects of HLBV accounting for tax equity investments and mark-to-market accounting and the related tax impact on the parent company. Management uses these non-GAAP financial measures to facilitate the analysis of Con Edison's financial performance as compared to its internal budgets and previous financial results and to communicate to investors and others Con Edison's expectations regarding its future earnings and dividends on its common stock. Management believes that these non-GAAP financial measures are also useful and meaningful to investors to facilitate their analysis of Con Edison's financial performance. For more information, contact: Jan Childress, Director, Investor Relations Kiley Kemelman, Section Manager, Investor Relations Mei Poon, Manager, Investor Relations Tel: 212-460-6611 Tel: 212-460-6562 Tel: 212-460-1251 Email: childressj@coned.com Email: kemelmank@coned.com Email: poonm@coned.com Investor Relations conEdison.com

3 Organizational Structure a. As of March 31, 2023. b. Senior unsecured ratings and outlook shown in order of Moody’s / S&P Global Ratings (S&P) / Fitch. Ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Regulated Energy Delivery Orange and Rockland Utilities, Inc. (O&R) Consolidated Edison Company of New York, Inc. (CECONY) FERC Regulated Transmission Market Cap(a): $33.1 billion Ratings(b): Baa2 / BBB+ / BBB+ Outlook(b): Positive / Stable / Stable Con Edison Transmission, Inc. (Con Edison Transmission or CET) Rockland Electric Company (RECO) Percentages of Total Assets by Business (a) 2023 Total Assets: $63 billion (a)

4 Investment Highlights • Con Edison delivers electric, gas, and steam to 5.1 million customers • CECONY's electric system is the most reliable in the U.S. • 5% to 7% adjusted earnings per share (non- GAAP) growth forecasted for next five years • Upon NYSPSC approval, CECONY electric and gas plans will have rate base established through 2025, with 6% annual rate base growth forecasted • No equity issuances through 2024 other than through the employee plans • Aggressive New York policy initiatives driving clean energy transition will require robust investment to implement

5 Recent Business Updates Con Edison's strong performance record continues with strategic moves that position it for growth and leadership in New York's clean energy transition. • Sale of Clean Energy Businesses completed in March 2023 which catapults Con Edison into a pure-play regulated utility • Net proceeds offset equity needs in 2023 and 2024 and support debt paydown and share repurchases • There will be no long-term holding company debt on balance sheet by year-end 2023 • Initiated $1 billion share repurchase program • Joint proposal, subject to NYSPSC approval, reached with the parties on CECONY electric and gas rate plans in February 2023 • Provides rate base visibility through 2025 • Provides ROE of 9.25% and equity ratio of 48% with $11.8 billion in new capital investment authorized • Supports 5-year forecasted 5% to 7% adjusted earnings per share (non-GAAP) growth • Staff and other parties filed testimony in the steam rate case in March 2023 • Recommends ROE of 9.0%, equity ratio of 48% • The NYSDPS testimony does not support CECONY's request for a new mechanism for decoupling revenues from steam consumption • CECONY was approved in April 2023 to construct $810 million Clean Energy Hub to address local reliability needs and interconnect new clean energy resources

6 Achieving Clean Energy Goals New York's aggressive clean energy goals require significant new investment in the state's energy infrastructure, creating strong growth potential for the company. • Con Edison's demonstrated leadership in the clean energy transition guides the company's ESG efforts that remain core to its strategic direction • Con Edison's Clean Energy Commitment reflects aggressive clean energy goals from New York State and New York City that have remained strong • CECONY is investing $780 million in the Reliable Clean City transmission infrastructure project to deliver renewable energy from solar plants and wind farms to its customers, and facilitate the retirement of fossil peaker generating units • Company performance on ESG exceeds industry standards as was recognized by Forbes (Best Companies for Diversity) and CPA-Zicklin Index of Corporate Political Disclosure & Accountability (top score of 100%) • $14.6 billion in total capital investments forecasted for 2023 through 2025 to achieve reliability, safety, and clean energy objectives

Rate Filing Update 7

Summary of CECONY Electric & Gas Joint Proposal [(a)]

Joint proposal reflects ROE at 9.25% and equity ratio of 48%

	Electric Case number 22-E-0064			Gas Case number 22-G-0065		
($ in millions)	Rate Change	Average Rate Base	Capital Expenditure	Rate Change	Average Rate Base	Capital Expenditure
Rate Year 1: 2023	$442	$26,095	$2,845	$217	$9,647	$1,121
Rate Year 2: 2024	518	27,925	2,877	173	10,428	1,115
Rate Year 3: 2025	382	29,362	2,791	122	11,063	1,061
Annual levelized rate increase	457			187		

Other Major Provisions

- Reconciliation of pension and OPEBs, environmental remediation, uncollectible expenses, late payment fees, variable debt, major storm costs, property taxes, and municipal infrastructure support costs
- New surcharge/sur-credit for storms, uncollectible expenses, late payment charges, and property taxes to prevent the build-up of large deferrals
- Continuation of the revenue decoupling mechanism for electric and gas service
- Continuation of provision for recovery of cost of purchased power, gas, and fuel
- Continuation of earnings opportunities from Earnings Adjustment Mechanisms (EAM) for meeting energy efficiency goals and other potential incentives
- Make whole recovery provision back to January 1, 2023 when new rates take effect

[(a)] The Joint Proposal is subject to approval by the NYSPSC.

Additional rate plan information: Rate Plan Information | Consolidated Edison, Inc.

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9 CECONY Steam Rate Filing Comparison and Illustrative Timeline (a)

Other NYS Regulatory Proceedings 10

NYS Public Service Commission Regulatory Proceedings 11 Accelerated Renewable Energy Growth Act • Authorize local transmission projects to achieve renewable power goals • NYSPSC approved CECONY's Reliable Clean City projects totaling $780 million in costs • Develop "Phase 2" filing for projects that increase local capacity to deliver new renewable resources – Proposed transmission projects would cost $4.1 billion and add 7,700 MW of capacity to NY State's grid • Brooklyn Clean Energy Hub approved for $810 million in April 2023 to meet local reliability needs and a future potential interconnection point for offshore wind or other renewables Climate Leadership and Community Protection Act (CLCPA) • Monitor implementation of the New York State law to achieve climate change goals, e.g., 70% renewable power by 2030 • Filed a proposal on March 31, 2023 for a study on how to achieve significant reductions in carbon emissions from gas and the potential associated customer bill impacts • Requires annual Staff report on costs New Efficiency New York (NENY) and Electric Vehicles • NYSPSC will conduct midpoint reviews for both proceedings that may result in changes to existing programs, including budget/targets Gas Planning • 20-year gas long range supply plan is due on May 31, 2023

Environmental, Social & Governance 12

13 Our Clean Energy Commitment: 5 Pillars Full Version: Clean Energy Commitment Build the grid of the future. Empower all of our customers to meet their climate goals. Reimagine the gas system. Lead by reducing our company's carbon footprint. Partner with our stakeholders.

14 Region’s Clean Energy Vision 2025 2030 2035 2040 2050 NYS: 6 GW of private solar NYC: 500 MW of energy storage NYS: 40% reduction in greenhouse gas emissions (from 1990 levels) NYS: 70% of Electricity from Renewable Generation NYS: 6 GW of energy storage NYS: 10 GW of private solar NJ: Install zero-carbon-emission space heating and cooling systems in 400,000 homes and 20,000 commercial properties NYS: 9 GW off-shore wind NYC: City-owned non-emergency vehicles to be electric NYS/NJ: All new passenger vehicles will need to be zero-emission NJ: 100% Clean Energy NYS: 100% Zero Emissions electricity NYS: 85% reduction in greenhouse gas emissions (from 1990 levels) Con Edison is an essential partner for achieving New York’s clean energy goals

15 Con Edison Advancing its Clean Energy Goals In Q1 2023, roughly 24 MW customer-owned solar and 1 MW customer-owned battery storage were installed Customer-Owned Solar, Installed Capacity (MW) Customer-Owned Battery Storage, Installed Capacity (MW) *first quarter represented in 2023*first quarter represented in 2023

16 Con Edison Enabling Electrification of Transportation Roughly 780 EV plugs were installed in Q1 2023, with accelerating growth in EV registrations in recent years a. Current funding authorization provides incentives to aid customers installing EV plugs. EV plugs installed under the PowerReady program reflect installed and operating EV chargers EV Plugs Installed Under PowerReady Program, Cumulative Total 2023*(a) Goal for 2025 INSTALLED EV PLUGS, TOTAL 3,421 145 18,996 2,916 LEVEL 2 PLUGS 3,265 143 18,539 2,845 DC FAST CHARGE PLUGS 156 2 457 71 * First quarter represented in 2023 Source: Atlas Hub

Strong Economic Performance 17

18 • Scale: Approximately $33 billion equity market cap provides scale as we transition. • Growing asset base: 6% three-year rate base CAGR reflects infrastructure investment needed for the clean energy future. • Solid credit ratings: strong balance sheet and financial management provide access to credit markets. • Simplified balance sheet: no long-term holding company debt by year-end 2023. • Dividend aristocrat: 49 consecutive years of dividend increases for common shareholders is top among S&P 500 utilities. Strong Financials Underpin Our Clean Energy Transition

Dividend and Earnings Announcements • On April 20, 2023, the company declared a quarterly dividend of 81 cents a share on its common stock. • On May 4, 2023, the company issued a press release in which it reaffirmed its previous forecast of adjusted earnings per share for the year 2023 to be in the range of $4.75 to $4.95 a share.(a)(b) Reported EPS (GAAP) Adjusted EPS (Non-GAAP) $4.06 $1.70 $1.83 $1.47 2023 2022 2023 2022 1Q 2023 vs. 1Q 2022 a. Adjusted earnings and adjusted earnings per share in the 2023 period exclude the gain and other impacts related to the sale of Con Edison Clean Energy Businesses, Inc. (the Clean Energy Businesses). Adjusted earnings and adjusted earnings per share in the 2023 and 2022 periods exclude the effects of hypothetical liquidation at book value (HLBV) accounting for tax equity investments, the net mark-to- market effects of the Clean Energy Businesses, and the related tax impacts on the parent company. b. On March 1, 2023, Con Edison completed the sale of substantially all of the assets of the Clean Energy Businesses. Con Edison’s forecast of adjusted earnings per share for the year of 2023 excludes the gain and other impacts related to the sale of the Clean Energy Businesses (approximately $2.25 a share after-tax), the effects of HLBV accounting for tax equity investments (approximately $(0.02) a share after- tax), the net mark-to-market effects of the Clean Energy Businesses ($(0.03) a share after-tax), and the related tax impacts on the parent company. 19

Dividend Aristocrat 49 consecutive years of dividend increases with a CAGR of 5.72% and a target payout of 60% to 70% of adjusted earnings 20

21 Long-range Plans for a Safe, Reliable and Sustainable Future ◦ Clean Energy: Economy-wide net-zero GHG emissions in our service area by 2050 ◦ Climate Resilience: Increased resilience of our energy infrastructure to adapt to climate change ◦ Core Service: World-class safety, reliability, and security, while managing the rate impacts and equity challenges of the energy transition ◦ Customer Engagement: Industry-leading customer experience and facilitation through the energy transition These plans guide our programs and investments through 2050. We envision $72 billion in investments for CECONY and O&R over the next 10 years. Source: Long Range Plans | Con Edison

1Q 2023 Earnings Earnings per Share Net Income for Common Stock ($ in Millions) 2023 2022 2023 2022 Reported EPS and Net Income for Common Stock – GAAP basis $4.06 $1.70 $1,433 $602 Gain and other impacts related to sale of the Clean Energy Businesses (pre-tax) (a) (2.51) — (883) — Income taxes (b) 0.26 — 89 — Gain and other impacts related to sale of the Clean Energy Businesses (net of tax) (2.25) — (794) — HLBV effects (pre-tax) (0.01) (0.14) (4) (48) Income taxes (c) — 0.05 1 15 HLBV effects (net of tax) (0.01) (0.09) (3) (33) Net mark-to-market effects (pre-tax) 0.04 (0.19) 13 (68) Income taxes (c) (0.01) 0.05 (4) 21 Net mark-to-market effects (net of tax) 0.03 (0.14) 9 (47) Adjusted EPS and Adjusted Earnings – non-GAAP basis $1.83 $1.47 $645 $522 a. The gain and other impacts related to the sale of the Clean Energy Businesses for the three months ended March 31, 2023 is comprised of the gain on the sale of the Clean Energy Businesses ($(2.42) a share and $(2.24) a share net of tax or $(855) million and $(791) million net of tax), transaction costs and other accruals ($0.03 a share and $0.02 a share net of tax or $13 million and $9 million net of tax) and the effects of ceasing to record depreciation and amortization expenses on the Clean Energy Businesses’ assets ($(0.12) a share and $(0.08) a share net of tax or $(41) million and $(28) million net of tax). b. Amounts shown include impact of changes in state apportionments ($0.05 a share net of federal taxes or $16 million net of federal taxes) for the three months ended March 31, 2023. The amount of income taxes for the gain on the sale of the Clean Energy Businesses had an effective tax rate of 7%. The amount of income taxes for transaction costs and other accruals and the effects of ceasing to record depreciation and amortization expenses was calculated using a combined federal and state income tax rate of 26% and 32%, respectively. c. The amount of income taxes was calculated using a combined federal and state income tax rate of 32% and 31% for the three months ended March 31, 2023 and 2022, respectively. 22

Walk from 1Q 2022 EPS to 1Q 2023 EPS Variance in Reported EPS (GAAP) Variance in Adjusted EPS (Non-GAAP) 1Q 2022 Reported EPS CECONY O&R CEBs CET Other 1Q 2023 Reported EPS $1.70 $0.37 $— $(0.23) $— $4.06 1Q 2022 Adjusted EPS CECONY O&R CEBs CET Other 1Q 2023 Adjusted EPS $1.47 $0.37 $— $0.04 $1.83 $(0.05) (a) (a) a. Other includes the parent company, Con Edison's tax equity investments, the deferred project held for sale and consolidation adjustments. $— $2.22 23

1Q 2023 vs. 1Q 2022 EPS Variances – Three Months Ended Variation CECONY(a) Gas base rate increase $0.27 Electric base rate increase 0.04 Higher income from allowance for funds used during construction 0.02 Lower storm-related costs 0.02 Lower operation and maintenance expense for stock-based compensation, health care costs, and injuries and damages 0.02 Change in incentives earned under the electric and gas earnings adjustment mechanisms (EAMs) and positive incentives 0.02 Weather impact on steam revenue (0.06) Accretive effect of share repurchase 0.01 Other 0.03 Total CECONY $0.37 O&R(a) Gas base rate increase 0.01 Higher storm-related costs (0.01) Total O&R $— Clean Energy Businesses(b) Total Clean Energy Businesses $(0.23) a. Under the revenue decoupling mechanisms in the Utilities’ NY electric and gas rate plans and the weather-normalization clause applicable to their gas businesses, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations. b. On March 1, 2023, Con Edison completed the sale of substantially all of the assets of the Clean Energy Businesses. 24

1Q 2023 vs. 1Q 2022 EPS Variances – Three Months Ended Variation (Con't) Con Edison Transmission Higher investment income 0.01 Other (0.01) Total CET $— Other, including parent company expenses Gain and other impacts related to the sale of the Clean Energy Businesses 2.16 Net mark-to-market effects 0.01 HLBV effects 0.01 Accretive effect of share repurchase 0.01 Higher interest income 0.02 Other 0.01 Total Other, including parent company expenses $2.22 Reported EPS (GAAP) $2.36 Net mark-to-market effects 0.17 HLBV effects 0.08 Gain and other impacts related to the sale of the Clean Energy Businesses (2.25) Adjusted EPS (non-GAAP) $0.36 25

1Q 2023 vs. 1Q 2022 EPS Reconciliation by Company CECONY O&R CEBs CET Other(d) Total Reported EPS – GAAP basis $1.71 $0.09 $0.07 $— $2.19 $4.06 Gain on Sale of the Clean Energy Businesses (pre-tax) — — — — (2.42) (2.42) Income taxes (a) — — — — 0.18 0.18 Gain on Sale of the Clean Energy Businesses (net of tax) — — — — (2.24) (2.24) Transaction costs and other accruals related to the sale of the Clean Energy Businesses (pre-tax) — — — — 0.03 0.03 Income taxes (b) — — — — (0.01) (0.01) Transaction costs other accruals related to the sale of the Clean Energy Businesses (net of tax) — — — — 0.02 0.02 Ceasing recording of depreciation and amortization expenses related to the sale of the Clean Energy Businesses (pre-tax) — — (0.12) — — (0.12) Income taxes (c) — — 0.03 — 0.01 0.04 Ceasing recording of depreciation and amortization expenses related to the sale of the Clean Energy Businesses (net of tax) — — (0.09) — 0.01 (0.08) Impact of the sale of the Clean Energy Businesses on the changes in state apportionments (net of federal taxes) — — — — 0.05 0.05 Impact of the sale of the Clean Energy Businesses on the changes in state apportionments (net of federal taxes) — — — — 0.05 0.05 HLBV effects (pre-tax) — — (0.01) — — (0.01) Income taxes (c) — — — — — — HLBV effects (net of tax) — — (0.01) — — (0.01) Net mark-to-market losses (pre-tax) — — 0.04 — — 0.04 Income taxes (c) — — (0.01) — — (0.01) Net mark-to-market losses (net of tax) — — 0.03 — — 0.03 Adjusted EPS – Non-GAAP basis $1.71 $0.09 $— $— $0.03 $1.83 Three Months Ended March 31, 2023 a. The income taxes on the gain on sale of the Clean Energy Businesses had an effective tax rate of 7% for the three months ended March 31, 2023. See page 34 of the 2023 First Quarter Form 10-Q. b. The amount of income taxes was calculated using a combined federal and state income tax rate of 26% for the three months ended March 31, 2023. c. The amount of income taxes was calculated using a combined federal and state income tax rate of 32% for the three months ended March 31, 2023. d. Other includes the parent company, Con Edison's tax adjustments, the deferred project held for sale and consolidation adjustments. 26

1Q 2023 vs. 1Q 2022 EPS Reconciliation by Company (Con't) CECONY O&R CEBs CET Other(b) Total Reported EPS – GAAP basis $1.34 $0.09 $0.30 $— $(0.03) $1.70 HLBV effects (pre-tax) — — (0.14) — — (0.14) Income taxes (a) — — 0.04 — 0.01 0.05 HLBV effects (net of tax) — — (0.10) — 0.01 (0.09) Net mark-to-market losses (pre-tax) — — (0.19) — — (0.19) Income taxes (a) — — 0.04 — 0.01 0.05 Net mark-to-market losses (net of tax) — — (0.15) — 0.01 (0.14) Adjusted EPS – Non-GAAP basis $1.34 $0.09 $0.05 $— ($0.01) $1.47 Three Months Ended March 31, 2022 a. The amount of income taxes was calculated using a combined federal and state income tax rate of 31% for the three months ended March 31, 2022. b. Other includes the parent company, Con Edison's tax equity investments, the deferred project held for sale and consolidated adjustments. 27

1Q 2023 Developments (cont'd)(a) Consolidated Edison, Inc. In March 2023, Con Edison entered into accelerated share repurchase agreements (ASR Contracts) with two dealers to repurchase $1,000 million in aggregate of Con Edison’s Common Shares ($.10 par value) (Common Shares). Pursuant to the ASR Contracts, Con Edison made payments of $1,000 million in aggregate to the dealers and received initial deliveries of 8,730,766 Common Shares in aggregate that were recorded in treasury stock at fair value based on the closing price on March 6, 2023 of $91.63, of $800 million. The remaining $200 million was recorded as additional paid-in-capital, representing the value of the forward contract to purchase additional shares. The final number of Common Shares to be received from the dealers will be based on the volume-weighted average share price of Common Shares during the term of the applicable transaction, less a discount. At settlement, under certain circumstances, the dealers may be required to deliver additional Common Shares to Con Edison or Con Edison may be required either to make a cash payment or deliver Common Shares to the dealers. The final settlement of the transactions under the ASR Contracts is expected to occur no later than the third quarter of 2023. The terms of the accelerated share repurchases under the ASR Contracts are subject to adjustment if Con Edison enters into or announces certain types of transactions or takes certain corporate actions. (pages 27-28) In March 2023, Con Edison and the Utilities entered into a $2,500 million credit agreement (Credit Agreement), that replaces the December 2016 credit agreement, under which banks are committed to provide loans and letters of credit on a revolving credit basis. The Credit Agreement expires in March 2028, unless extended for up to two additional one–year terms. There is a maximum of $2,500 million of credit available to CECONY and $800 million (subject to increase up to $1,000 million) available to Con Edison, including up to $900 million of letters of credit. The Credit Agreement supports the Companies’ commercial paper programs. (page 28) In March 2023, CECONY entered into a 364-Day Revolving Credit Agreement (the CECONY Credit Agreement) that replaces the CECONY 2022 364-Day Credit Agreement, under which banks are committed to provide loans up to $500 million on a revolving credit basis. The CECONY Credit Agreement expires in March 2024 and supports CECONY’s commercial paper program. (page 28) In March 2023, Con Edison repaid $200 million and $400 million that it borrowed in January 2023 and June 2022, respectively, under a 364--Day Senior Unsecured Term Loan Credit Agreement that Con Edison entered into in June 2022 that was amended in November 2022 (the June 2022 Term Loan Credit Agreement). As of March 31, 2023, there were no borrowings outstanding pursuant to the June 2022 Term Loan Credit Agreement (page 29) On March 1, 2023, Con Edison completed the sale of substantially all of the assets of the Clean Energy Businesses. See Note S. The sale included all assets, operations and projects of the Clean Energy Businesses with the exception of tax equity interests in three projects and one deferred project, Broken Bow II, a 75 MW nameplate capacity wind power project located in Nebraska. Transfer of the project from Con Edison to RWE is dependent on one outstanding counterparty consent, and if and when such consent is obtained within two years of the sale of the Clean Energy Businesses, i.e., by February 28, 2025, the project will transfer. RWE Renewables Americas, LLC is operating the facility on behalf of Con Edison pursuant to certain service agreements for which the fees are not material. (page 48) Con Edison retained the Clean Energy Businesses' tax equity investment interest in the Crane solar project and another tax equity investment interest in two solar projects located in Virginia. These tax equity partnerships produce renewable energy tax credits that can be used to reduce Con Edison’s federal income tax in the year in which the projects are placed in service. These tax credits would be subject to recapture, in whole or in part, if the assets were sold within a five-year period beginning on the date on which the assets are placed in service. Con Edison will continue to employ HLBV accounting for its interests in these tax equity partnerships. The combined carrying value of the retained tax equity interests is approximately $20 million. (page 48) a. Page references to 1Q 2023 Form 10-Q. 28

1Q 2023 Developments (cont'd)(a) CECONY & O&R In November 2022, CECONY filed a request with the NYSPSC for an increase in the rates it charges for steam service rendered in New York, effective November 2023, of $137 million. The filing reflects a return on common equity of 10 percent and a common equity ratio of 50 percent. In February 2023, CECONY updated its November 2022 request to the NYSPSC for a steam rate increase effective November 2023. CECONY increased its requested November 2023 rate increase by $4 million to $141 million, increased its illustrated November 2024 rate increase by $1 million to $55 million and increased its illustrated November 2025 rate increase by $4 million to $53 million. In March 2023, the NYSDPS submitted testimony in the NYSPSC proceeding in which CECONY requested a steam rate increase, effective November 2023. The NYSDPS testimony supports a steam rate increase of $94 million, reflecting, among other things, a 9.0 percent return on common equity and a common equity ratio of 48 percent. The NYSDPS testimony does not support CECONY’s request for a new mechanism for decoupling revenues from steam consumption. (page 22-23) In April 2023, the New York State Public Service Commission (NYSPSC) approved CECONY’s December 2022 petition seeking cost recovery approval for a proposed clean energy hub in Brooklyn, NY (Brooklyn Clean Energy Hub) at an estimated cost of $810 million that is in addition to the capital expenditures approved in the CECONY joint proposal. The Brooklyn Clean Energy Hub has an estimated in-service date of December 2027 and addresses a 2028 reliability need. The Brooklyn Clean Energy Hub provides the flexibility for offshore wind resources to interconnect during construction and after it commences operation. (page 22) a. Page references to 1Q 2023 Form 10-Q. 29

Three-Year Reconciliation of Reported EPS (GAAP) to Adjusted EPS (Non-GAAP)

12 Months Ending December 31,	2021	2022	2023[(a)]
Reported EPS – GAAP basis	**$3.86**	**$4.68**	**$7.04**
Gain and other impacts related to sale of the Clean Energy Businesses (pre-tax) (a)	—	—	(2.51)
Income taxes (b)	—	—	0.26
Gain and other impacts related to sale of the Clean Energy Businesses (net of tax)	—	—	**(2.25)**
Impact of the anticipated sale of the Clean Energy Businesses (pre-tax)	—	(0.03)	(0.03)
Income taxes (b)	—	0.35	0.35
Impact of the anticipated sale of the Clean Energy Businesses (net of tax)	—	**0.32**	**0.32**
HLBV effects (pre-tax)	(0.41)	(0.17)	(0.04)
Income taxes (b)	0.12	0.05	0.01
HLBV effects (net of tax)	**(0.29)**	**(0.12)**	**(0.03)**
Net mark-to-market effects (pre-tax)	(0.15)	(0.51)	(0.28)
Income taxes (b)	0.05	0.16	0.09
Net mark-to-market effects (net of tax)	**(0.10)**	**(0.35)**	**(0.19)**
Remeasurement of deferred state taxes related to prior year dispositions (net of federal taxes)	—	0.04	0.04
Remeasurement of deferred state taxes related to prior year dispositions (net of federal taxes)	—	**0.04**	**0.04**
Impairment losses related to investment in Mountain Valley Pipeline, LLC (pre-tax)	0.66	—	—
Income taxes (b)	(0.19)	—	—
Impairment loss related to investment in Mountain Valley Pipeline, LLC (net of tax)	**0.47**	—	—
Loss from sale of a renewable electric project (pre-tax)	0.01	—	—
Income taxes (b)	—	—	—
Loss from sale of a renewable electric project (net of tax)	**0.01**	—	—
Impairment loss related to investment in Stagecoach (pre-tax)	0.61	—	—
Income taxes (b)	(0.19)	—	—
Impairment losses related to investment in Stagecoach (net of tax)	**0.42**	—	—
Goodwill impairment on Honeoye (pre-tax)	0.02	—	—
Income taxes (b)	—	—	—
Goodwill impairment on Honeoye (net of tax)	**0.02**	—	—
Adjusted EPS – Non-GAAP basis	**$4.39**	**$4.57**	**$4.93**

a. Represents 12-month trailing EPS ending March 31, 2023.
b. The amount of income taxes was calculated using applicable combined federal and state income tax rates for the three months ended March 31, 2023 and the years 2021 – 2022.

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Financial Impacts of COVID-19[a]

Balance Sheet Impact – Aged A/R
($ in millions)

CECONY



Balances as of Mar. 31, 2023
$930
Increase from Feb. 28, 2020 to Mar. 31, 2023
$522
Aged A/R(b)
$236.6
$171.9
Increase from Feb. 28, 2020 to Mar. 31, 2023 (c)
Allowance for Uncollectible

O&R



Balances as of Mar. 31, 2023
$15.5
Increase from Feb. 28, 2020 to Mar. 31, 2023
$4.4
Aged A/R(b)
$7.0
$2.5
Increase from Feb. 28, 2020 to Mar. 31, 2023 (c)
Allowance for Uncollectible

a. In June 2022, the NYSPSC issued an order implementing a COVID-19 arrears assistance program that provides credits towards reducing the arrears balances of low-income electric and gas customers of CECONY and O&R. In January 2023, the NYSPSC issued an order implementing a COVID-19 arrears assistance program that provides credits towards reducing the arrears balances of residential and small commercial electric and gas customers of CECONY and O&R (the "Phase 2 Order"). For the three months ended March 31, 2023, CECONY and O&R issued total credits of $343.6 million and $2.2 million, respectively, towards reducing customers' account receivable balances. For the three months ended March 31, 2023, the total credits for CECONY were comprised of: $13.2 million pursuant to the Phase 1 Order, $327.6 million pursuant to the Phase 2 Order, and $2.8 million in qualified tax credits and payments pursuant to the State Office of Temporary and Disability Assistance (OTDA) in coordination with the NYSDPS (the OTDA Program). For the three months ended March 31, 2023, the total credits for O&R were comprised of: $0.1 million pursuant to the Phase 1 Order, $2.1 million pursuant to the Phase 2 Order, and an immaterial amount in qualified tax credits and payments pursuant to the OTDA Program. See page 23 of the 2023 First Quarter Form 10-Q.

b. Represents the accounts receivable (A/R) balance in arrears over 60 days and 90 days for CECONY and O&R, respectively. The amounts exclude the current portion of the customers' balance.

c. Increases to Allowance for Uncollectible accounts were fully deferred. Deferral began in 2020 under the legislative, regulatory and related actions provision of CECONY and O&R's New York rate plans. The amounts deferred are reduced by the amount that the actual write-offs of customer accounts receivable balances were below the allowance reflected in rates.

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Estimated Non-Weather Impact on Electric Delivery Volume for the three months ended March 31, 2023 vs. March 31, 2022 and March 31, 2023 vs. March 31, 2019 Impact on Electric Delivery Volume(a) Millions of kWh delivered CECONY Impact on Electric Delivery Volume(b) Millions of kWh delivered CECONY a. Impact as compared to actuals for the three months ended March 31, 2023 vs. March 31, 2022. b. Impact as compared to actuals for the three months ended March 31, 2023 vs. March 31, 2019. CECONY O&R (62) 214 (29) Residential Commercial NYPA ($4) ($176) ($88) Residential Commercial NYPA O&R (7) (9) Residential Commercial $13 $6 Residential Commercial O&R (2)% 3% (1)% (1)%(1)% (4)%(3)%—% 1% 2% 32

CECONY and O&R Operations and Maintenance Expenses[a] ($ in millions)

Departmental


$1,700
$1,722
$1,767
$1,849
$1,886
$2,029
$468 YTD
2018
2019
2020
2021
2022
2023E

Other Expenses[b]


Other
Regulatory Fees and Assessments
Healthcare/ Other Employee Benefits
Pension/ OPEBs (c)
$1,159
$364
$525
$176
$94
$1,220
$347
$540
$181
$152
$811
$331
$408
$162
$(90)
$916
$345
$413
$186
$(28)
$1,507
$483
$419
$168
$437
$1,518
$454
$478
$189
$397
$137 YTD
$108 YTD
$41 YTD
$89 YTD
2018
2019
2020
2021
2022
2023E (d)

a. Prior to 2020, select facilities and telecommunication expenses were categorized as Other Expenses. After 2020, the expenses are included in the Departmental category.
b. Other Expenses generally are either reconciled through amounts reflected in rates, or represent surcharges that are recovered in revenues from customers.
c. Represents service costs net of capitalization and rate reconciliation; excludes non-service components of Pension/OPEBs pursuant to Accounting Standards Update 2017-07. For the three months ended March 31, 2023, CECONY and O&R recorded net non-service cost components of $(175) million and $(9) million, respectively. See page 29 of the Form 10-Q.
d. Forecast reflects CECONY's February 2023 Joint Proposal for new electric and gas rate plans. The Joint Proposal is subject to approval by the NYSPSC.

conEdison, inc.
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Composition of Regulatory Rate Base(a) (as of March 31, 2023) a. Average rate base for 12 months ended March 31, 2023. CECONY ($ in millions) Electric NY $25,078 Gas NY 9,131 Steam NY 1,744 Total CECONY $35,953 O&R ($ in millions) O&R Electric NY $1,046 O&R Gas NY 592 RECO NJ 322 Total O&R $1,960 Total Rate Base $37,913 CECONY Electric CECONY Gas CECONY Steam O&R Electric and Gas RECO 34

Average Rate Base Balances ($ in millions) $28,515 $30,559 $32,359 $35,038 $37,309 $39,425 $42,221 $44,424 $27,057 $29,008 $30,697 $33,239 $35,380 $37,442 $40,083 $42,185 $1,458 $1,551 $1,662 $1,799 $1,929 $1,983 $2,138 $2,239 O&R CECONY 3-year CAGR 6.0% 2018 2019 2020 2021 2022 2023E 2024E 2025E CECONY Electric $20,057 $21,149 $22,101 $23,614 $24,753 $26,095 $27,925 $29,362 Gas 5,581 6,408 7,110 8,008 8,924 9,647 10,428 11,063 Steam 1,419 1,451 1,486 1,617 1,703 1,700 1,730 1,760 O&R Electric 806 842 901 965 1,032 1,044 1,144 1,200 Gas 426 455 490 527 578 607 649 679 RECO Electric 226 254 271 307 319 332 345 360 ForecastActual a. Forecast for 2023, 2024 and 2025 reflects CECONY's February 2023 Joint Proposal that includes $1,214 million, $1,677 million, and $1,778 million, respectively, in regulatory deferral balances, primarily associated with energy efficiency, battery storage, electric vehicle make-ready, and the Brooklyn Queens Demand Management project. The Joint Proposal is subject to approval by the NYSPSC. b. Amounts reflect the company’s five-year forecast presented to the Board of Directors on January 19, 2023. . (a) (a) (b) 35 (b) (b) (b)

Regulated Utilities' Rates of Return and Equity Ratios (12 Months ended March 31, 2023) Regulated Basis Authorized Actual CECONY Electric 8.9% (b) 9.1% Gas 8.9 (b) 10.9 Steam 9.3 1.4 Overall – CECONY 8.9 9.2 CECONY Equity Ratio 48.0% 46.7% O&R Electric 9.2% 9.9% Gas 9.2 10.5 RECO 9.6 7.0 Overall – O&R 9.3 9.6 O&R Equity Ratio 48.0% 46.3% a. Weighted by rate base. b. Reflects an Authorized Return on Equity pro-rated 75%/25% between 8.8% and 9.25%. The 9.25% is reflected within the February 2023 Joint Proposal awaiting Commission approval. (a) 36 (a)

Capital Investments ($ in millions) $5,249 $3,676 $4,085 $3,964 $4,465 $4,733 $4,846 $4,963 $3,210 $3,223 $3,466 $3,635 $4,001 $4,675 $4,840 $4,957 $1,791 $248 $616 $298 $399 $248 $205 $3 $31 $65 $58 $6 $6 2018 2019 2020 2021 2022 2023E 2024E 2025E Actual Forecast (a) (b) (b) (b) (c) CECONY & O&R - actual Con Edison Transmission - actual Clean Energy Businesses - actual CECONY & O&R - forecast Con Edison Transmission - forecast a. 2018 includes Clean Energy Businesses' purchase of Sempra Solar Holdings, LLC. b. Con Edison's forecast reflects the divestiture of the Clean Energy Businesses in March 2023. Additionally, it reflects CECONY's February 2023 Joint Proposal for new electric and gas rate plans. The Joint Proposal is subject to approval by the NYSPSC. c. 2022 Form 10-K, page 31. Forecast includes the CECONY rate plans, the recently approved Brooklyn Clean Energy Hub and the expected petition filing for the Eastern Queens/Idlewild Substation reliability project later in 2023. 37

Utilities' Capital Investments ($ in millions) $3,210 $3,223 $3,466 $3,635 $4,001 $4,675 $4,840 $4,957 2018 2019 2020 2021 2022 2023E 2024E 2025E Gas Electric Annual CECONY Capital Investments Annual O&R Capital Investments Electric Gas Steam Depreciation Electric Gas Depreciation 2018 1,861 1,050 94 1,276 138 67 77 2019 1,851 1,078 91 1,373 142 61 84 2020 2,080 1,044 122 1,598 159 61 90 2021 2,189 1,126 103 1,705 147 70 95 2022 2,522 1,128 108 1,778 167 76 98 2023E 3,168 1,128 103 1,939 200 76 105 2024E 3,267 1,155 119 2,104 218 81 113 2025E 3,347 1,120 135 2,210 275 80 118 Steam Depreciation Actual Forecast a. Forecast reflects CECONY's February 2023 Joint Proposal for new electric and gas rate plans. The Joint Proposal is subject to approval by the NYSPSC. b. 2022 Form 10-K, page 31. (a) (a)(a) (b) 38

Financing Plan for 2023 – 2025 39

Financing Activity in 2023 40

Commercial Paper Borrowings ($ in millions) 41

Capital Structure – March 31, 2023 ($ in millions) Consolidated Edison, Inc. Baa2 / BBB+ / BBB+ CECONY Baa1 / A- / A- O&R Baa2 / A- / A- Parent and Other Debt 21,295 51% Equity 20,843 49 Total $ 42,138 100% Debt $ 19,578 51% Equity 18,892 49 Total $ 38,470 100% Debt $ 1,068 51% Equity 1,036 49 Total $ 2,104 100% Debt $ 649 41% Equity 915 59 Total $ 1,564 100% 42

Rating Agency Credit Metrics

In March 2023, Moody's revised the outlooks for Con Edison and CECONY from Stable to Positive following the CECONY Electric and Gas Joint Proposal filing and the Phase 2 Arrears Reduction Program order

Rating Agency	Rating / Outlook[a]	Rating Agency Key Metric[b]	Rating Agency Forecast[c]	Rating Agency Downgrade Threshold
Moody's Investors Services	• Con Edison: Baa2 / Positive • CECONY: Baa1 / Positive • O&R: Baa2 / Stable	CFO pre-WC[e] / Debt	• ~15% • 15 - 17% • 14 - 16%	• <13% • <14% • <15%
S&P Global Ratings[d]	• Con Edison: BBB+ / Stable • CECONY: A- / Stable • O&R: A- / Stable	Funds from operations to Debt	• 17 - 18% • 16 - 19% • 14 - 17%	• <16% • <16% • <16%
Fitch Ratings	• Con Edison: BBB+ / Stable • CECONY: A- / Stable • O&R: A- / Stable	Funds from operations-Adjusted Leverage	• ~5.0x • ~5.0x • 4.4x	• >5.0x • >5.0x • >5.0x

This slide reflects the company's understanding of certain credit criteria of the rating agencies at this time, which are subject to change.

Source: Moody's Rating Action March 22, 2023 for Con Edison, CECONY and Moody's Rating Action October 3, 2022 for O&R; S&P Rating Action October 6, 2022 for Con Edison and S&P Rating Action March 13, 2023 for CECONY and O&R; Fitch Ratings press release "Fitch Affirms ConEd & Subsidiaries at 'BBB+'; Outlook Revised to Stable" March 21, 2022.

a. Represents senior unsecured ratings. Ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at anytime.
b. As defined and calculated by each respective rating agency. The rating agencies use other metrics that are not described on this slide.
c. Forecast represents: "over the next few years" for Moody's regarding Con Edison, and "going forward" for CECONY and O&R; "company will maintain" for S&P; "over the forecast period" for Fitch regarding Con Edison and CECONY and "over 2022-2024" regarding O&R.
d. S&P rates CECONY and O&R on a group rating methodology with Con Edison.
e. CFO pre-WC is defined by Moody's as cash flow from operations before changes in working capital.

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Income Statement – 2023 First Quarter ($ in millions) CECONY O&R CEBs CET(a) Other(b) Total Total operating revenues $3,953 $321 $129 $1 $(1) $4,403 Depreciation and amortization 473 25 — — 1 499 Other operating expenses 2,671 255 93 3 (2) 3,020 Total operating expenses 3,144 280 93 3 (1) 3,519 Gain on sale of the Clean Energy Businesses — — — — 855 855 Operating income (loss) 809 41 36 (2) 855 1,739 Other income (deductions) 182 12 1 7 (6) 196 Interest expense (income) 233 13 15 2 (1) 262 Income before income tax expense (benefit) 758 40 22 3 850 1,673 Income tax expense (benefit) 154 9 3 1 76 243 Net income (loss) $604 $31 $19 $2 $774 $1,430 Loss attributable to non-controlling interest — — (3) — — (3) Net income (loss) for common stock $604 $31 $22 $2 $774 $1,433 a. Net income for common stock for CET of $2 million includes pre-tax investment income of $7.6 million from New York Transco LLC. b. Other includes the parent company, Con Edison's tax equity investments, the deferred project held for sale and consolidation adjustments. Con Edison’s consolidated financial statements and the notes thereto are in Part I, Item 1 of the first quarter 2023 Form 10-Q. 44

Condensed Statement of Cash Flows – 2023 First Quarter ($ in millions) CECONY O&R CEBs(c) CET Other(a)(c) Total Net cash flows from/(used in) operating activities $45 $44 $— $(152) $155 $92 Net cash flows from/(used in) investing activities (1,077) (68) (248) (26) 4,037 2,618 Net cash flows from/(used in) financing activities 12 21 — 189 (3,688) (3,466) Net change for the period (1,020) (3) (248) 11 504 (756) Balance at beginning of period 1,056 35 248 — 191 1,530 Balance at end of period (b) 36 32 — 11 695 774 Less: Cash balances held for sale (c) — — — — 3 3 Balance at end of period excluding held for sale $36 $32 $— $11 $692 $771 a. Other includes the parent company, Con Edison's tax equity investments, the deferred project held for sale and consolidation adjustments. b. See "Reconciliation of Cash, Temporary Cash Investments and Restricted Cash" in Note A in Item 8 of the 2023 Form 10-Q. c. On March 1, 2023, Con Edison completed the sale of substantially all of the assets of the Clean Energy Businesses. Con Edison’s consolidated financial statements and the notes thereto are in Part I, Item 1 of the first quarter 2023 Form 10-Q. 45

Condensed Balance Sheet – As of March 31, 2023 ($ in millions) CECONY O&R CEBs(a) CET Other(a) Total ASSETS Current assets $4,669 $314 $— $15 $870 $5,868 Investments 558 20 — 313 14 $905 Net plant 44,507 2,766 — 17 — $47,290 Other noncurrent assets 7,919 404 — 7 411 $8,741 Total assets $57,653 $3,504 $— $352 $1,295 $62,804 LIABILITIES AND SHAREHOLDERS' EQUITY Current liabilities $3,607 $320 $— $7 $961 $4,895 Noncurrent liabilities 15,576 1,080 — (85) (150) $16,421 Long-term debt 19,578 1,068 — — (1) $20,645 Equity 18,892 1,036 — 430 485 $20,843 Total liabilities and equity $57,653 $3,504 $— $352 $1,295 $62,804 a. On March 1, 2023, Con Edison completed the sale of substantially all of the assets of the Clean Energy Businesses. b. Other includes the parent company, Con Edison's tax equity investments, the deferred project held for sale and consolidation adjustments. Con Edison’s consolidated financial statements and the notes thereto are in Part I, Item 1 of the first quarter 2023 Form 10-Q. 46

1st Quarter 2023 Earnings Release Presentation May 4, 2023

Appendix 48

Con Edison Environmental, Social & Governance Resources • Climate Change Resilience and Adaptation Plan – January 2021 • Climate Change Vulnerability Study – December 2019 • Diversity and Inclusion Report examines Con Edison's diverse and inclusive culture • 2023 Proxy Statement • Highlighting how the Company supports our communities through Community Partnerships • Our Standards of Business Conduct guide our Political Engagement • Con Edison’s Clean Energy Vision looking toward a clean energy future • Sustainability Report - Con Edison's Sustainability report (New) • 2022 Environmental, Social, and Governance Presentation Our ESG reporting standards (updated July 2022): • Edison Electric Institute / American Gas Association ESG templates – Industry reporting standards • Sustainability Accounting Standards Board (SASB) – Broad ESG reporting standard • Task Force on Climate-Related Financial Disclosures (TCFD) – Broad ESG reporting standard • Equal Employment Opportunity Component 1 Report (EEO-1) - Federal employer information report • Our environmental impacts including carbon emissions disclosures are filed with the Carbon Disclosure Project (CDP) Link to more ESG resources: https://conedison.gcs-web.com/environmental-social-and-governance-esg-resources 49

Recognition and Accolades Operating Awards • Service Reliability: PA Consulting ReliabilityOne – CECONY for Outstanding Reliability Performance in the Northeast Metropolitan Service Area and the Outstanding Technology & Innovation Award – O&R for Outstanding Reliability Performance in the Northeast Suburban/Rural Service Area and the Outstanding Customer Engagement Award • Energy Efficiency: Environmental Protection Agency – 2022 ENERGY STAR Partner of the Year Award Environmental, Social & Governance Awards • Political Accountability: CPA-Zicklin Index of Corporate Political Disclosure and Accountability - “Trendsetter” – top score of 100% • Diversity, Equity & Inclusion: As You Sow 2022 Racial Justice Russell 1000 Scorecard - Con Edison ranked 1st out of 32 companies in utility sector • Diversity, Equity & Inclusion: Forbes Best Companies for Diversity - top 5 in utilities 50